UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 2, 2016
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 and Item 5.07.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Submission of Matters to a Vote of Security Holders

On November 2, 2016, the Federal Home Loan Bank of Indianapolis ("Bank") certified the results of the election of district-wide independent directors and Indiana member directors to the Bank’s Board of Directors ("Board"), each with terms beginning January 1, 2017, and ending on December 31, 2020. Each of the elected director's Board Committee assignments will be determined at a meeting of the Board of Directors and shall be disclosed on an amendment to this filing on Form 8-K/A.

Pursuant to the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency ("FHFA") regulations, the members of the Bank elect member directors from their state to the Board from nominees who must be a director or officer of a member located in that particular state. The nominations are made by the member institutions, not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the FHFA by completing a FHFA-prescribed eligibility certification form.

Indiana Member Director Election

Two Indiana member director seats were open. Karen F. Gregerson was re-elected to the first open seat, with 864,156 shares voted in her favor. Ms. Gregerson is the President and Chief Executive Officer of The Farmers Bank in Frankfort, Indiana. Ryan M. Warner was elected to the second open seat, with 682,881 shares voted in his favor. Mr. Warner is the President and Chief Executive Officer of Bippus State Bank in Huntington, Indiana.

The other member director candidates not elected in Indiana were: Michael R. Barker with 242,736 shares voted; Thea E. Kelly with 197,677 shares voted; Priscilla Dearmin-Turner with 189,774 shares voted; Bradford N. Barkley with 181,378 shares voted; William F. Stevens with 105,621 shares voted; and Ronald Brown with 91,065 shares voted.

The term of one of our Indiana member directors, Maurice F. Winkler, III, expires on December 31, 2016. The Board and Bank management express their sincere appreciation to Mr. Winkler for his service as a director of the Bank since 2009.

Independent Director District-Wide Election

By regulation, all individuals proposed to be nominated by the Board for independent directorships must, after consultation with the Bank's Affordable Housing Advisory Council, be reviewed by the FHFA. This review was conducted by the FHFA before the slate selected by the Board was submitted to the members for voting. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years' experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections.

There were three district-wide independent director seats open. Jonathan P. Bradford was re-elected to the first open seat, with 1,659,609 shares voted in his favor. Mr. Bradford is the President of Development and Construction Resources, LLC, in Grand Rapids, Michigan. Mr. Bradford is designated as a public interest director. Carl E. Liedholm was re-elected to the second open seat, with 1,562,541 shares voted in his favor. Mr. Liedholm is a Professor of Economics at Michigan State University in East Lansing, Michigan. Charlotte C. Decker was elected to the third open seat, with 1,553,359 shares voted in her favor. Ms. Decker is the Chief Information Technology Officer of the UAW Retiree Medical Benefits Trust in Detroit, Michigan.

Directors’ Compensation and Travel Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2017 Directors’ Compensation and Travel Expense Reimbursement Policy, which was approved at the October 2016 Board meeting. In accordance with FHFA regulations, the final 2017 Directors’ Compensation and Travel Expense Reimbursement Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, has been provided to the FHFA Director for review.

Item 9.01. Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the member and independent director elections, which will be emailed on November 2, 2016, is attached as Exhibit 99.1 and incorporated by reference in this Report. A copy of the Bank's press release dated November 2, 2016, is attached as Exhibit 99.2 to this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 2, 2016

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer

By:	/s/MARY M. KLEIMAN
Mary M. Kleiman
Senior Vice President - General Counsel